UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                          PRE-PAID LEGAL SERVICES, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                          PRE-PAID LEGAL SERVICES, INC.
                                One Pre-Paid Way
                               Ada, Oklahoma 74820

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF SHARES OF COMMON STOCK:

     Our Annual Meeting of Shareholders will be held in the Liberty Auditorium at our corporate offices located at One Pre-Paid Way in Ada, Oklahoma, on Friday, May 22, 2009, at 1:00 p.m., local time, for the following purposes:

     (1)  To elect two members to our Board of Directors;

     (2) To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm;

     (3) To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.


     The Annual Meeting may be recessed from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the bylaws.

     Shareholders of record of Common Stock at the close of business on March 24, 2009 are entitled to notice of, and to vote on all matters at, the Annual Meeting. A list of all shareholders will be available for inspection at the Annual Meeting and, during normal business hours the ten days prior thereto, at our offices, One Pre-Paid Way, Ada, Oklahoma.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             Kathy Pinson, Secretary

Ada, Oklahoma
March 24, 2009


--------------------------------------------------------------------------------
  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
               MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2009

  This proxy statement, this notice of annual meeting, a  form of proxy and our
   2008 Annual Report to Shareholders, are all available free of charge on our website at http://www.prepaidlegal.com/shareholder_docs
--------------------------------------------------------------------------------
Please vote by telephone or by using the Internet as instructed on the enclosed Proxy Card or complete, sign and date the enclosed Proxy Card and return it promptly in the envelope enclosed for that purpose. You may nevertheless vote in person if you do attend the meeting.



                                TABLE OF CONTENTS
                                -----------------

                                   Description
                                   ------------
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
     When and where is the Annual Meeting?
     Why am I receiving these materials?
     Who can vote at the Annual Meeting?
     What am I voting on?
     How do I vote?
     How many votes do I have?
     What if I return a proxy card but do not make specific choices?
     Who is paying for this proxy solicitation?
     What does it mean if I receive more than one proxy card?
     Can I change my vote after submitting my proxy?
     How are votes counted?
     How many votes are needed to approve each proposal?
     What is the quorum requirement?
     How can I find out the results of the voting at the Annual Meeting?

PROPOSAL ONE ELECTION OF DIRECTORS
     General
     Corporate Governance Matters
     Compensation Committee Interlocks and Insider Participation
     Corporate Governance Guidelines and Communications with the Board Director Compensation

PROPOSAL TWO RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
        ACCOUNTING FIRM
     General
     Audit Committee Report
     Audit and Other Fees

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION
     Executive Officers
     Compensation Discussion and Analysis
     Compensation Committee Report
     Summary Compensation Table
     Plan-Based Awards
     Stock Options
     Outstanding Equity Awards
     Option Exercises
     Equity Compensation Plans
     Nonqualified Deferred Compensation
     Defined Contribution Plan
     Other Potential Post-Employment Payments
     Change of Control

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ANNUAL REPORT TO SHAREHOLDERS

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

PROPOSALS OF SHAREHOLDERS AND NOMINATIONS

OTHER MATTERS



                                 PROXY STATEMENT
                          PRE-PAID LEGAL SERVICES, INC.
                                One Pre-Paid Way
                               Ada, Oklahoma 74820

                       2009 ANNUAL MEETING OF SHAREHOLDERS


           QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

When and where is the Annual Meeting?
Our 2009 Annual Meeting of Shareholders ("Annual Meeting") will be held in the Liberty Auditorium at our corporate offices located at One Pre-Paid Way in Ada, Oklahoma, on Friday, May 22, 2009, at 1:00 p.m., local time.

Why am I receiving these materials?
We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about April 7, 2009 to all shareholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?
The record date for determining shareholders entitled to notice of the Annual Meeting and to vote has been established as the close of business on March 24, 2009. On that date, we had 10,984,217 shares of Common Stock, par value $.01 per share, outstanding and eligible to vote, exclusive of treasury stock.

Shareholder of Record: Shares Registered in Your Name
If on March 24, 2009 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 24, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are two matters scheduled for a vote:

     *    Election of two (2) directors; and,

     * Ratification of Grant Thornton LLP as our independent registered public accounting firm.

How do I vote?
You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

     * To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

     * To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

     * To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. on May 21, 2009 to be counted.

     * To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. on May 21, 2009 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

 -----------------------------------------------------------------------------
 | We provide Internet proxy voting to allow you to vote your shares on-line,| | with procedures designed to ensure the authenticity and correctness of | | your proxy vote instructions. However, please be aware that you must bear | | any costs associated with your Internet access, such as usage charges|
 | from Internet access providers and telephone companies.                   |
 -----------------------------------------------------------------------------

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of March 24, 2009.

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the nominees for director, and "For" the ratification of Grant Thornton LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

     * You may submit another properly completed proxy card with a later date;

     * You may send a written notice that you are revoking your proxy to PRE-PAID LEGAL SERVICES, INC., One Pre-Paid Way, Ada, Oklahoma 74820,
          Attention: Kathy Pinson, Secretary.

     * You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" for election of directors and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominee will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors. Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.

How many votes are needed to approve each proposal?
Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting.

For the ratification of Grant Thornton LLP as our independent registered public accounting firm, Proposal No. 2 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. On the record date, there were 10,984,217 outstanding and entitled to vote. Therefore, 5,492,109 must be represented by shareholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS
General
     Our Board of Directors currently consists of seven members and is divided into three classes as nearly equal in size as possible, with the term of office of one class expiring each year. Based on the recommendation of the Nominating Committee, the Board of Directors has nominated and proposes that John W. Hail and Thomas W. Smith, whose terms as directors expire as of the Annual Meeting of Shareholders for 2009, be re-elected for three-year terms as directors.

     The election of a director requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. All proxies will be voted, in the absence of instructions to the contrary, FOR the re-election of John W. Hail and Thomas W. Smith to the Board of Directors.

     Should the nominees for election to the Board of Directors be unable to serve for any reason, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees in which event all proxies received without instructions will be voted for the election of such substitute nominees. However, to the best knowledge of our Board of Directors, the named nominees will serve if elected.

     The following is certain information about each of our directors and nominee for director:

                                                                     Existing
                Name                 Age         Director Since    Term Expires
----------------------------------   ---         --------------    ------------
John W. Hail......................   78               1998             2009
Thomas W. Smith...................   80               2004             2009
Orland G. Aldridge................   70               2004             2010
Peter K. Grunebaum................   75               1980             2010
Duke R. Ligon.....................   67               2007             2010
Martin H. Belsky..................   64               1998             2011
Harland C. Stonecipher............   70               1976             2011

John W. Hail
     John W. Hail is the founder of AMS Health Sciences, Inc. (formerly Advantage Marketing Systems, Inc.) ("AMS") and served as Chief Executive Officer and Chairman of the Board of Directors of AMS since its inception in June 1988 until February 12, 2006. AMS sells natural nutritional supplements, weight management products, and natural skincare products. AMS filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on December 27, 2007. From July 1986 through May 1988, Mr. Hail served as our Executive Vice President, Director and Agency Director and also served as Chairman of the Board of Directors of TVC Marketing, Inc., which was our exclusive marketing agent from April 1984 through September 1985. Mr. Hail also serves as a director of InPlay Technologies, Inc. (NASDAQ: NPLA) (formerly Duraswitch Industries, Inc.).

Thomas W. Smith
     Mr. Smith is the largest outside shareholder of the Company and is the managing partner of Prescott Investors, Inc, a private investment firm he founded in 1973. He currently serves as a director of Copart, Inc. (NASDAQ-GS:
CPRT).

Orland G. Aldridge
     Mr. Aldridge retired as a professor from Northeastern Oklahoma A & M College in Miami, Oklahoma in 2002 where he had been an instructor since 1999 and has been and remains an independent insurance agent. He has served as a director of our wholly-owned subsidiary, Pre-Paid Legal Casualty, Inc. since 1991.

Peter K. Grunebaum
     Mr. Grunebaum, currently an independent investment banker and corporate consultant, was the Managing Director of Fortrend International, an investment firm headquartered in New York, New York, a position he held from 1989 until the end of 2003. Mr. Grunebaum also serves as a director of StoneMor GP, LLC the general partner of StoneMor Partners LP (NASDAQ-GM: STON) and Lucas Energy, Inc. (AMEX: LEI).

Duke R. Ligon
     Mr. Ligon retired in January 2007 as senior vice president and general counsel for Devon Energy Corporation (NYSE:DVN) and brings more than 35 years of legal expertise in corporate securities, litigation, governmental affairs and mergers and acquisitions. Mr. Ligon is currently serving as executive director of the Love's Entrepreneurial Center at Oklahoma City University as well as strategic advisor to the Oklahoma based Love's Travel Stores. Prior to joining Devon in 1997, he practiced law for 12 years and last served as a partner at the law firm of Mayer, Brown & Platt in New York City. In addition, he was senior vice president and managing director for investment banking at Bankers Trust Co. in New York City for 10 years. Ligon received an undergraduate degree in chemistry from Westminster College and a law degree from the University of Texas School of Law. Mr. Ligon also serves as a director of Panhandle Oil & Gas (AMEX:
PHX), Quest Midstream Partners L.P., an affiliate of Quest Resource Corporation (NASDAQ-GM: QRCP), TransMontaigne Partners, L.P. (NYSE:TLP), and SemGroup Energy Partners G.P., L.L.C, the general partner of SemGroup Energy Partners, L.P. (NASDAQ-GM: SGLP). Additionally, Ligon is a member of our Advisory Council; appears as a spokesman on our videos and communicates with our associates in connection with matters we determine material.

Martin H. Belsky
     Mr. Belsky is currently Dean of the University of Akron School of Law, a position he has held since January 2008. Previously, Mr. Belsky was Dean of the University of Tulsa College of Law from 1995 to 2004. Subsequent to being Dean, Mr. Belsky was a professor of Law at the University of Tulsa College of Law, teaching courses in constitutional law, ethics, international law, and oceans policy until accepting his current position at the University of Akron.

Harland C. Stonecipher
     Mr. Stonecipher has been the Chairman of our Board of Directors since its organization in 1976 and served as Chief Executive Officer until March 1996 and since February 1997. Mr. Stonecipher also served as our President at various times through January 1995 and since December 2002. Mr. Stonecipher also serves as an executive officer of several of our subsidiaries and served as a director of AMS Health Sciences, Inc. until December 5, 2005.

Corporate Governance Matters
     The Board of Directors uses the independence standards under the New York Stock Exchange ("NYSE") corporate governance rules for determining whether directors are independent. The Board additionally follows the rules of the Securities and Exchange Commission ("SEC") in determining independence for audit committee members. The Board has determined that Messrs. Aldridge, Belsky, Grunebaum, Ligon and Smith are independent under these NYSE and SEC rules for purposes of service on the Board and on the nominating, compensation and audit committees (except for Mr. Smith as to the audit committee due to his potential status as an affiliate due to his level of ownership). Members of each committee are elected annually by the Board and serve for one-year terms or until their successors are elected and qualified.

     The Board of Directors held six meetings during 2008 and acted by unanimous consent three times. During such year all directors listed above attended at least 75% of the meetings of the full Board and the committees on which they served.

     We do not have a specific policy regarding board member's attendance at annual meetings of shareholders, although, as a general rule, all directors usually attend such meeting. At the 2008 annual meeting of shareholders, all directors attended the meeting except for Mr. Smith.

     The Board has established an Audit Committee currently consisting of Messrs. Aldridge, Belsky and Grunebaum. The Audit Committee selects, and oversees our relationship with, our independent registered public accounting firm and reviews with the independent registered public accounting firm the scope and results of the annual audit. The Audit Committee also reviews financial statements and reports including Forms 10-K and Forms 10-Q, reviews all significant financial reporting issues and practices and monitors internal control policies. The Audit Committee also establishes procedures for receipt, retention and treatment of complaints received by us regarding accounting, internal accounting control or auditing matters, recommends and reviews our code of ethics and oversees our internal audit function. The Audit Committee held nine meetings during 2008 and acted by unanimous consent once. The Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO and independent auditors prior to public release. The Board has determined that none of the members of the Audit Committee qualify as a "financial expert" as defined by the rules of the SEC, because none of the members meet the requisite qualifications for such designation.

     Additionally, the Board has established a Nominating Committee. The nominating committee currently consists of Messrs. Belsky, Ligon and Smith and is responsible for assisting the full Board in selecting individuals for service on the Board and evaluating their performance. During 2008, the Nominating Committee met once and acted by unanimous consent once.

     The  Board  has  also  established  a  Compensation   Committee   currently
consisting of Messrs. Belsky, Ligon and Smith. During 2008, the Compensation Committee met four times and acted by unanimous consent once.

     The Board has authorized the Compensation Committee to annually review and approve corporate goals and objectives relevant to our CEO's compensation, evaluate the performance of the CEO in light of these goals and objectives and approve the amounts and individual elements of total compensation for the CEO based on this evaluation. In addition to determining the CEO's total compensation, the Compensation Committee advises the CEO in his establishment of the compensation of the other executive officers. No other executive officer has the authority to participate, and has not participated, in the determination of executive officer compensation.

     In addition to its role in determining our Chief Executive Officer's compensation, the Compensation Committee has the authority to:

     o periodically evaluate, in conjunction with the CEO, and make recommendations to the Board regarding the terms and administration of our annual and long-term incentive plans to assure that they are structured and administered in a manner consistent with our compensation objectives as to participation, annual incentive awards, corporate financial goals, actual awards paid to our executive officers, and total funds reserved for payment under the compensation plans, if any.

     o periodically evaluate, in conjunction with the CEO, equity-related executive compensation plans and make recommendations to the Board based on the committee's evaluation.

     o periodically evaluate and make recommendations to the Board regarding annual retainer and meeting fees for the Board and the committees of the Board and the terms and awards of any stock compensation for members of the Board.

     If the Board so approves, the Compensation Committee has the sole authority to retain or terminate consultants, including the authority to approve the consultant's fees and other retention terms. The Compensation Committee did not employ any consultants in 2008.

Compensation Committee Interlocks and Insider Participation
     As stated above, Messrs. Belsky, Ligon and Smith were the members of our Compensation Committee in 2008. None of them have ever been an officer or employee of ours or any of our subsidiaries. Additionally, none of our executive officers serves on the compensation committee of any entity that has one or more of such entity's executive officers serving on our Board.

Corporate Governance Guidelines and Communications with the Board
     We adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics in accordance with the rules of the NYSE in January 2004. The Code of Business Conduct and Ethics is applicable to all employees and directors, including our principal executive, financial and accounting officers. In addition, each of the committees of the Board has a charter which has been approved by the Board. Copies of the Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters are available at our website, www.prepaidlegal.com. In addition, copies of these documents are available to any shareholder who requests them from our Secretary. The Audit Committee reviewed its charter in March 2007 and adopted an amended and restated charter. We intend to disclose amendments to, or waivers from, our Code of Business Conduct and Ethics by posting to our website.

     Our Corporate Governance Guidelines requires that the non-management directors meet in executive session immediately following each meeting of the Board. The Guidelines provide that the Chairman of the Nominating Committee, currently Mr. Belsky, will preside over these meetings.

     Our Corporate Governance Guidelines provide that any person, including any shareholder, desiring to communicate with, or make any concerns known to us, directors generally, non-management directors or an individual director only, may do so by submitting them in writing to our Quality Assurance Supervisor, One Pre-Paid Way, Ada, Oklahoma 74820, with information to identify the person submitting the communication or concern, including the name, address, telephone number and an e-mail address (if applicable), together with information indicating the relationship of such person to us. Our Quality Assurance Supervisor is responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate addressee(s) for potential action or response. We will establish the authenticity of any communication or concern before forwarding. Under the Corporate Governance Guidelines, we are not obligated to investigate or forward any anonymous submissions from persons who are not our employees.

Director Compensation
     The following table summarizes the compensation of directors in 2008:


                                        Fees Earned
                                        or Paid in        All Other
                Name                     Cash (1)        Compensation
----------------------------------      -----------      -------------
Orland G. Aldridge................       $  44,000        $       -
Martin H. Belsky..................          49,500                -
Peter K. Grunebaum................          57,500                -
John W. Hail......................          35,000                -
Duke R. Ligon (2).................          40,000           50,000
Thomas W. Smith (1)...............               -                -
Harland C. Stonecipher (1)........               -                -

     (1) Our 2008 standard compensation for non-employee directors consisted of a retainer in the amount of $7,500 per quarter in addition to the payment of $1,000 per Board and committee meeting attended. The chairs of the Compensation and Nominating Committees received an additional $1,500 per meeting and the chair of the Audit Committee received an additional $2,500 per meeting. No form of compensation other than cash was provided to any director except as discussed below. Mr. Smith has waived the receipt of any cash compensation in exchange for reimbursement of expenses related to charter aircraft used for travel to and from Board meetings. Such reimbursement paid to third parties was $127,821 for 2008 and does not include any costs related to the use of our aircraft to transport Mr. Smith. Mr. Stonecipher, as an employee of ours, does not receive additional compensation for Board service.

     (2) Mr. Ligon received compensation during 2008 for his services as a member of our Advisory Council. The Advisory Council is currently comprised of four legal professionals with a wide range of experience in law and business, including three former Attorneys General and Mr. Ligon. Each member of the Advisory Council receives $50,000 annually, paid monthly, for his participation.

     As of December 31, 2008, the director listed below held options to purchase shares of common stock which had been granted in prior years:

                                                          Weighted
                                         Number       Average Exercise
              Director                 of Shares           Price            Expiration Date
----------------------------------     ---------      ----------------      ---------------
Peter K. Grunebaum................         4,500            $23.93           March 1, 2009


     The Board of Directors recommends that the shareholders vote "FOR" the re-election of John W. Hail and Thomas W. Smith to the Board of Directors.


                                  PROPOSAL TWO

   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General
     The Audit Committee has directed us to submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and that of our shareholders.

     The Board of Directors recommends that the shareholders vote "FOR" the ratification of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2009.

Audit Committee Report
     In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.

     In discharging its oversight responsibility as to the audit process, the Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of our internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2008, with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Committee has approved reappointment of the independent auditors for 2009.

  /s/ Peter K. Grunebaum               /s/ Martin H. Belsky              /s/ Orland G. Aldridge
--------------------------          -------------------------         ---------------------------
    Peter K. Grunebaum                   Martin H. Belsky                  Orland G. Aldridge
    Committee Chairman                   Committee Member                  Committee Member


Audit and Other Fees
     Grant Thornton served as our independent registered public accounting firm during 2008 and 2007. The aggregate fees billed by Grant Thornton for 2008 and 2007 for various services are set forth below:

                                          2008          2007
                                          ----          ----
Audit Fees........................     $ 430,630     $ 469,740
Audit Related Fees................        21,000        21,750
Tax Fees..........................             -             -
All Other Fees....................             -             -

     Fees for audit services include fees associated with the annual audit of us and our subsidiaries (including audit fees related to Section 404 of the Sarbanes-Oxley Act), the review of our quarterly reports on Form 10-Q and required statutory audits. Audit-related fees principally include audits in connection with our employee benefit plans, due diligence and accounting consultations. Tax fees include tax compliance, tax advice and tax planning related to Federal, state and international tax matters.

     The Audit Committee has considered whether the provision of non-audit services by Grant Thornton is compatible with maintaining auditor independence and adopted in 2003 a policy that requires pre-approval of all audit and non-audit services. Such policy requires the Committee to approve services and fees in advance and requires documentation regarding the specific services to be performed. All 2008 audit and non-audit services fees were approved in advance in accordance with the Committee's policies.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers
         Our current executive officers are named below:

                     Name                 Age                           Position
        -----------------------------     ---   -----------------------------------------------------
        Harland C. Stonecipher.......     70    Chairman of the Board of Directors, Chief Executive
                                                    Officer and President
        Steve Williamson.............     48    Chief Financial Officer
        Mark Brown...................     55    Senior Vice President and Chief Marketing Officer
        Randy Harp...................     53    Chief Operating Officer
        Kathleen S. Pinson...........     56    Vice President of Regulatory Compliance and Secretary

     For description of the business background and other information concerning Mr. Stonecipher, see "Election of Directors" above. All executive officers serve at the discretion of the Board, subject to, in the case of Mr. Stonecipher, the terms of his employment agreement described below.

Steve Williamson
     Mr. Williamson was named our Chief Financial Officer in May 2000. From April 1997 until his employment with us in March 2000, Mr. Williamson served as the Chief Financial Officer of Peripheral Enhancements, Inc., an electronic memory assembly company. Prior to April 1997, Mr. Williamson served as Director in Charge of Banking Practice for Horne & Company, a public accounting firm. Mr. Williamson is a Certified Public Accountant.

Mark Brown
     Mr. Brown was named Senior Vice President and Chief Marketing Officer in October 2006. Prior to his appointment to the new position, Mr. Brown was our National Sales Director for Group Marketing and Senior Regional Vice President for most of the State of Texas and has been one of our independent associates for more than eleven years. Prior to his association with us, Mr. Brown owned his own printing business for 18 years.

Randy Harp
     Mr. Harp was named Chief Financial Officer in March 1990 and served in that capacity until May 2000 and has served as Chief Operating Officer since March 1996. Mr. Harp served on the Board of Directors from March 1990 until May 2004 when he resigned from the Board of Directors as part of a corporate governance initiative required by the rules of the NYSE to have independent, outside directors comprise the majority of the Board. Mr. Harp is a Certified Public Accountant.

Kathleen S. Pinson
     Ms. Pinson was named our Controller in May 1989 and has been a Vice President of ours since June 1982. Ms. Pinson served on the Board of Directors from April 1990 until August 2002 when she resigned from the Board of Directors together with three other directors as part of a corporate governance initiative to have outside directors comprise the majority of the Board. Ms. Pinson has been employed by us since 1979 and currently serves as Vice President of Regulatory Compliance and Secretary. Ms. Pinson is a Certified Public Accountant.

Significant Employee - Wilburn L. Smith
     Wilburn Smith has been active in our marketing division since 1980. He served as one of our directors from March 1993 to October 1995 and from April 1997 to December 2001, during which time he also served as our President. Mr. Smith currently serves as our National Marketing Director.


Compensation Discussion and Analysis
General

     Our compensation philosophy and the objectives of our compensation programs are to:

     o Recognize that membership revenues and growth in membership revenues are the most significant factors in our corporate objectives, since the expense components of our business as a percentage of membership revenues do not vary materially. Accordingly, incentive compensation should be based on membership or membership revenue metrics.

     o Pay compensation to our Chief Executive Officer primarily based on incentive compensation tied to membership revenues, and secondarily as required by long-standing written agreements with him.

     o Pay our Chief Marketing Officer based solely on incentive compensation tied to memberships written.

     o Pay our other home office named executive officers primarily with annual salaries competitive in the local market and in amounts recognizing relative levels of responsibility, and secondarily with incentive compensation based on growth of in-force membership revenues due to their lesser level of influence over marketing efforts.

     o    Eliminate   equity   compensation   as  a   component   of   executive
          compensation, as it is inconsistent with our stock repurchase policy.

     o Provide a non-qualified deferred compensation program to permit us and our CEO to avoid the nondeductibility provisions of Section 162 of the Internal Revenue Code for compensation in excess of $1 million, and to permit supplemental retirement benefits for all named executive officers in excess of amounts provided under our defined contributions plan.

     To maintain simplicity in our compensation, we have not historically adopted any equity or long term compensation plans other than stock options, which we discontinued granting to executive officers in 2002. We have not evaluated gains from historical option exercises or potential gains from option exercises in evaluating other executive officer compensation. We do not have any specific equity ownership guidelines, but we strongly encourage our executive officers to own our Common Stock.

     We also do not have term employment agreements with anyone other than our Chief Executive Officer, which was entered into in 1993 and is currently on a year to year basis.

     The Compensation Committee has not engaged in any benchmarking or peer group comparisons in connection with any compensation decisions because of the unique characteristics of the Company and the absence of any true peer groups. For our incentive cash compensation plans that are based on the formulas described, there have been no historical discrepancy adjustments to the amount of such compensation, except as with respect to Mr. Stonecipher's incentive compensation as described below.

     The elements of our compensation for named executive officers vary, depending on their position, and are described below. All of these elements, other than those for which the Company is contractually obligated, are subject to change if the Compensation Committee believes a change is appropriate. The Compensation Committee has reviewed the relative compensation of all of the named executive officers. The total compensation of the Chief Executive Officer, which is significantly higher than our other named executive officers, reflects his critical role in the founding, development of the Company, ongoing marketing of the Company's memberships, and supervision of the marketing force. Likewise, the compensation of our Chief Marketing Officer at potentially higher levels than other named executive officers reflects our philosophy that marketing is the most important factor in our Company's growth and success.

     Because our compensation arrangements are relatively simple and we do not have complex equity plans, or significant change of control or severance obligations, the Compensation Committee does not use tally sheets in analyzing executive officer compensation, but does review each element of compensation as described in this Proxy Statement in evaluating and approving our Chief Executive Officer's total compensation and consulting with the Chief Executive Officer with respect to the total compensation of other executive officers.

Individual Elements of Compensation
-----------------------------------
     Chief Executive Officer
     Incentive Compensation. The primary element of compensation paid to our Chief Executive Officer is formula incentive compensation based on the level of our membership fees (the "Membership Fee Plan"). Since 2004, and during 2008, our Chief Executive Officer has been eligible to receive up to one-half of one percent (.5%) of Membership fees collected. Payment of this 0.5% incentive has been conditioned on our meeting certain monthly and quarterly Membership revenue thresholds. Mr. Stonecipher receives a monthly bonus equal to 0.25% of monthly Membership fees if the month's Membership fees are at least 85% of the Membership fees for the same month of the prior year. Additionally, Mr.
Stonecipher  receives  a  quarterly  bonus  equal  to  0.25%  of  the  quarter's
Membership fees, if the quarter's Membership fees are greater than the Membership fees for the comparable quarter of the prior year. The aggregate annual amount of these bonuses has been reduced by $500,000 since 2005 by reason of our now owning and operating corporate aircraft, which aircraft services were previously provided through aircraft partially owned by Mr. Stonecipher (the "aircraft reduction"). The Membership Fee Plan is subject to annual review by the Compensation Committee. During 2008, Mr. Stonecipher received $1,755,540 in bonuses under this plan after the aircraft reduction and it will remain in effect under the same terms in 2009. Mr. Stonecipher also has historically received and is expected to continue to receive incentive compensation equal to 2.5% of premiums received by PPL Agency, Inc., a subsidiary of ours which sells cancer and dread disease insurance (the "PPL Agency Plan"). This incentive was originated in 1982 when PPL Agency was organized to recognize Mr. Stonecipher's efforts in organizing this agency. In 2008, Mr. Stonecipher received $28,326 in compensation under this arrangement. In 2008, these incentive compensation components represented 80% of Mr. Stonecipher's total cash compensation.

     Salary and Member Override. The base salary of Mr. Stonecipher has been established pursuant to an employment agreement which commenced in January 1993 and expired in 2003, but automatically extends for successive one-year periods until either party elects to terminate the agreement at least 30 days prior to the expiration date. At inception of the agreement, Mr. Stonecipher's base salary was $157,755 and it has not been adjusted since that time as the Compensation Committee prefers to provide compensation to Mr. Stonecipher primarily in the form of incentive compensation described above. Pursuant to a separate agreement with us entered into in 1986 originally intended to incentivize growth in new memberships, Mr. Stonecipher is entitled to an override commission, payable monthly, in an amount equal to $.025 per active Membership, with a maximum payable of $20,000 per month (equivalent to 800,000 members) or $240,000 per year (the "Member Override Agreement"). At the time the agreement was entered into in 1986, the Company had 133,816 members. The payment of such commissions to Mr. Stonecipher continues during his lifetime and after his death to his designated beneficiaries and their successors so long as the Company sells legal expense plans. The Company intends to continue to abide by this agreement but it is now considered to be the same as salary given the level of the Company's memberships far exceeds the 800,000 members needed to generate the maximum override commission.

     Post Employment Compensation. Mr. Stonecipher is entitled to post employment compensation under our defined contribution qualified retirement plan in which he participates on the same basis as all other employees. He is also a participant in our non-qualified deferred compensation plan which is described below. He also receives a supplemental retirement benefit under his employment agreement which is described below under "Other Potential Post-Employment Payments." Finally, as noted above, he will continue to receive payments under the Member Override Agreement.

     Chief Marketing Officer
     Incentive Compensation. Our Chief Marketing Officer receives solely cash incentive compensation in various capacities. As a sales associate, he receives commissions from sales of memberships both personally, and by members in his personal sales organization on the same basis as all other sales associates ("Personal Commissions"). As head of our group marketing, he receives a 0.5% override on group membership revenues received for memberships written after April 15, 2002, the date on which this override was created ("Group Override"). As a regional vice president for Texas, he receives a 0.2% override on Texas membership revenues received for memberships written after July 10, 1996, the date on which the override was created ("RVP Override"). All of the foregoing was in place before he became Chief Marketing Officer. As Chief Marketing Officer, he receives a 0.13% override on membership revenues that are received on memberships written after November 22, 2006, the date on which this override was created ("Membership Fee Override").

     Post Employment Compensation. Mr. Brown, like all other sales associates, will continue to receive Personal Commissions after separation for employment so long as he remains a vested associate, which requires him to maintain a personal membership or sell at least three memberships per quarter and abide by the applicable policies and procedures for our associates. He will also receive post employment compensation under our defined contribution plan on the same basis as all other employees.

     Other Named Executive Officers
     Salary. The other named executive officers receive salaries established by our Chief Executive Officer in consultation with the Compensation Committee that are based on their relative seniority, level of responsibility, an assessment of each executive officer's performance and potential contribution to our financial and operational objectives. Salary is the more significant portion of the other named executive officers' compensation which represented 89% of their total compensation in 2008.

     Incentive Compensation. We have a non-equity incentive plan for the other named executive officers under which they are entitled to quarterly bonuses equal to a percentage of their salaries equal to the percentage increase in active membership fee revenue in force as of the end of each quarter from the end of the same quarter in the preceding year subject to such increase being more than 2% (the "In Force Premium Bonus Plan").

     Post Employment Compensation. Our other executive officers are entitled to post employment compensation under our defined contribution qualified retirement plan in which they participate on the same basis as all other employees. They are also participants in our non-qualified deferred compensation plan which is described below.

Personal Benefits and Perquisites
     We own two corporate airplanes that are used almost exclusively for business purposes by our executive officers and other employees. On business travel, Mrs. Stonecipher routinely accompanies Mr. Stonecipher. We believe this practice is consistent with the family image we desire to present to our sales force and employees. There is no incremental cost to us for Mrs. Stonecipher to accompany Mr. Stonecipher on these trips. Occasionally, we permit Mr. Stonecipher to use one of the planes for personal purposes. In these circumstances, Mr. Stonecipher reimburses us at an hourly rate intended to fully offset both our fixed and incremental cost of this travel, including fuel, maintenance, personnel, insurance, etc. and any miscellaneous trip expense. During 2008, Mr. Stonecipher used the corporate aircraft for personal purposes
11.8 hours (approximately 3.0% of the total aircraft usage) and reimbursed us $17,530. We also provide automobiles (including fuel and maintenance) for Mr. Stonecipher and Mr. Harp. The cost attributable to their personal use based on the estimated lease value of the automobiles, plus fuel and maintenance, is included in their taxable wages and unless the aggregate amount of personal benefits is less than $10,000, is reflected in the summary compensation table below. We also have a split dollar life insurance plan for Mr. Stonecipher and his wife that was entered into in 1984 and is described below.

Impact of Regulatory Requirements on Executive Compensation Decisions
     Section 162(m) of the Internal Revenue Code provides that we may be limited in deducting annual compensation in excess of $1 million paid to certain executive officers. The Compensation Committee has considered the effect of
Section 162(m) on our compensation program. The deferred compensation plan described below was adopted in 2002 in part to be responsive to the limitations of Section 162, to permit the deferral of compensation that would not otherwise be deductible under Section 162. In certain circumstances it may be in our shareholders' best interests to retain the flexibility to pay compensation that may not be deductible under Section 162. The Compensation Committee reviewed this amount from a cost/benefit perspective and concluded that it was acceptable.

Compensation Committee Report
     In accordance with its written charter adopted by the Board of Directors ("Board"), the Compensation Committee of the Board is responsible for establishing the compensation of our CEO, Mr. Stonecipher, and overseeing the compensation process as it relates to our other executive officers to assure they are compensated in a manner consistent with our overall objectives. The Compensation Committee is also obligated to communicate to shareholders information regarding the Company's compensation policies and the reasoning behind such policies.

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") with management. Based on this review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.

     The preceding report is presented by the members of the Compensation Committee.


  /s/ Thomas W. Smith                /s/ Martin H. Belsky              /s/ Duke R. Ligon
--------------------------          -------------------------         -----------------------
      Thomas W. Smith                    Martin H. Belsky                  Duke R. Ligon
      Committee Chairman                 Committee Member                  Committee Member

Summary Compensation Table
     The following table sets forth the compensation paid by us for services rendered during the years ended December 31, 2008, 2007 and 2006, respectively, to the individuals identified below, who are referred to as our "named executive officers."

                                                                   Non-Equity             All
          Name and Principal                                     Incentive Plan          Other
               Position                   Year     Salary(1)    Compensation(2)     Compensation(3)     Total(4)
--------------------------------------    ----    ------------  ----------------    ---------------   ------------
Harland C. Stonecipher................    2008    $  400,781     $   1,783,866         $  35,315      $  2,219,962
  Chairman, Chief Executive Officer       2007       397,747         1,748,475            36,112         2,182,334
      and President                       2006       397,755         1,694,315            31,361         2,123,431

Steve Williamson......................    2008       161,629            10,616            11,140           183,385
  Chief Financial Officer                 2007       146,411            12,047             8,550           167,008
                                          2006       129,352            30,902            14,500           174,754

Mark Brown............................    2008             -         1,006,707             5,300         1,012,007
  Chief Marketing Officer                 2007             -           758,092             5,200           763,292
                                          2006             -           699,072             5,200           704,272

Randy Harp............................    2008       276,464            18,442            15,060           309,966
Chief Operating Officer                   2007       250,394            21,841            13,200           285,435
                                          2006       229,428            57,941            12,058           299,427

Kathleen S. Pinson....................    2008       172,923            11,144            11,637           195,704
  Vice President of Regulatory            2007       151,861            12,392             7,500           171,753
      Compliance and Secretary            2006       134,692            32,190             6,250           173,132
--------------------

     (1) The salary amount for Mr. Stonecipher includes salary payable under his employment agreement and amounts payable under the Member Override Agreement.

     (2) Non-equity incentive plan compensation paid to Mr. Stonecipher consists of: (i) $1,755,540, $1,690,964 and $1,636,056, in 2008, 2007
          and 2006, respectively, payable under the Membership Fee Plan after the aircraft reduction; and (ii) $28,326, $57,511 and $58,259, in 2008, 2007 and 2006, respectively, payable under the PPL Agency Plan.

          For Mr. Brown, non-equity incentive compensation includes (i) $353,857, $303,364 and $358,191, in 2008, 2007 and 2006, respectively, payable as Personal Commissions; (ii) $374,444, $258,045 and $241,113, in 2008, 2007 and 2006, respectively, payable as Group Override; (iii) $84,201, $88,622 and $73,694, in 2008, 2007 and 2006, respectively, payable as State Override; and (iv) $194,205, $108,061 and $26,074, in 2008, 2007 and 2006, respectively, payable as Membership Override.

          For  the  other  named  executive   officers,   non-equity   incentive
          compensation consists of amounts payable under the In Force Premium Plan.

          For a  description  of these  various  incentives,  see  "Compensation
          Discussion  and  Analysis  -  Individual   Elements  of  Compensation"
          beginning on page 11.

     (3) All Other Compensation of Mr. Stonecipher includes $1,322, $1,721 and $2,100, in 2008, 2007 and 2006, respectively, relating to the time value of premiums paid pursuant to a certain split dollar life insurance agreement that provides for such premiums to be refunded to us upon Mr. Stonecipher's death, $21,191 in each of 2008, 2007 and 2006 automobile related cost attributable to personal use based on the estimated lease value of the automobile and also includes $12,802, $13,200 and $8,070, in 2008, 2007 and 2006, respectively, representing vested contributions by us to deferred compensation plan and the Employee Stock Ownership and Thrift Plan and Trust (the "ESOP"). All Other Compensation of Messrs. Williamson, Brown and Harp and Ms. Pinson consists of vested contributions by us to the deferred compensation plan and the ESOP.

     (4) Annual compensation amounts include amounts deferred at the election of the named executive officers pursuant to a non-qualified deferred compensation plan which we adopted in 2002, as described below under "Nonqualified Deferred Compensation."

Plan-Based Awards
     Under  various   incentive  plans  described  above  in  the   Compensation
Discussion and Analysis, our executive officers will be entitled to receive incentive compensation in 2009 (and potentially future years if such plans continue) based on the level of membership fees or annual in force membership fees at the end of each quarter. The following table estimates the amount of such payments based on the various assumptions contained in the table. There is no assurance that any of such payments will be made if the criteria for payment under such incentive plans are not achieved. In addition, there are no maximum amounts payable under the plans listed, so if the performance criteria exceeds the assumed maximum level reflected in the table, the amount of compensation would also be greater.

                                                                           Actual or Estimated Future Payouts Under
                                                                               Non Equity Incentive Plan Awards
                                                                           ------------------------------------------
     Name and Principal Position                      Plan                   Threshold      Target        Maximum
------------------------------------  -----------------------------------  -------------  -------------  ------------
Harland C. Stonecipher,.............  Membership Fee Plan-Monthly (1)      $     958,605  $  1,184,159   $ 1,296,936
  Chairman, Chief Executive Officer   Membership Fee Plan-Quarterly (2)          627,770       659,159       721,936
  and President                       PPL Agency Commission (3)                   21,245        28,326        35,408


Steve Williamson,...................  In Force Premium Bonus Plan (4)             18,002        30,004        60,008
  Chief Financial Officer

Mark Brown,.........................  Personal Commission (5)                    300,778       371,550       406,936
  Chief Marketing Officer             Group Override (6)                         318,277       393,166       430,611
                                      State Override (7)                          71,571        88,411        96,831
                                      Membership Fee Override (8)                165,074       203,915       223,336

Randy Harp,.........................  In Force Premium Bonus Plan (4)             31,947        53,245       106,490
  Chief Operating Officer

Kathleen Pinson,....................  In Force Premium Bonus Plan (4)             18,601        31,002        62,005
  Vice President of Regulatory
  Compliance and Secretary
--------------------

     (1) The Membership Fee Plan - Monthly estimated payouts for 2009 are based on the following level of membership fees for each month of 2009 compared to the comparable month of 2008: Threshold 85%; Target 105% and Maximum 115%

     (2) The Membership Fee Plan - Quarterly estimated payouts, after the aircraft reduction, for 2009 are based on the following level of membership fees for each quarter of 2009 compared to the comparable quarter of 2008: Threshold 100%; Target 105% and Maximum 115%

     (3) The PPL Agency Commission estimated payouts for 2009 are based on the following levels of PPL Agency commission income compared to 2008:
          Threshold 75%; Target 100% and Maximum 125%

     (4) The In-Force Premium Bonus Plan estimated payouts for 2009 are based on the following levels of increases in annual in force premiums at the end of each quarter of 2009 compared to the comparable quarter of the prior year: Threshold 3%; Target 5% and Maximum 10%. There are no payments made under this Plan unless the annual in force premium at the end of each quarter of 2009 is more than 2% above the annual in force premium as of the end of the comparable quarter of 2008.

     (5) The Personal Commission estimated payouts for 2009 are based on the following levels of personal commissions for 2009 compared to 2008:
          Threshold 85%; Target 105%; Maximum 115%.

     (6) The Group Override estimated payouts for 2009 are based on the following levels of group membership fees for 2009 compared to 2008:
          Threshold 85%; Target 105%; Maximum 115%.

     (7) The State Override estimated payouts for 2009 are based on the following levels as Texas membership fee revenue for 2009 compared to 2008: Threshold 85%; Target 105%; Maximum 115%.

     (8) The Membership Fee Override estimated payouts for 2009 are based on the following levels of membership fees in 2009 compared to 2008:
          Threshold 85%; Target 105%; Maximum 115%.



Stock Options
     There have been no grants of stock options under our Stock Option Plan to any of the named executive officers since May 2002.


Outstanding Equity Awards
     The following table reflects outstanding stock options held by our executive officers as of December 31, 2008:

                                                             Option Awards
                                     ----------------------------------------------------------
                                             Number of
                                       Securities Underlying
                                         Unexercised Option             Option       Option
                                     -------------------------------    Exercise    Expiration
               Name                   Exercisable     Unexercisable       Price        Date
--------------------------------     -------------   ---------------   ---------- -------------
Harland C. Stonecipher..........              -            -               N/A          N/A
Steve Williamson (1)............          8,000            -            $19.20     March 1, 2011
Mark Brown......................              -            -               N/A          N/A
Randy Harp (1)..................         30,000            -             19.20     March 1, 2011
Kathleen S. Pinson..............              -            -               N/A          N/A

(1)  Option vesting date is May 23, 2005


Option Exercises
     The following table reflects information concerning options exercised by our named executive ogficers during 2008:

                                              Option Awards
                                    ----------------------------------
                                       Number of            Value
                                    Shares Acquired      Realized on
              Name                    on Exercise          Exercise
------------------------------      ----------------    --------------
Harland C. Stonecipher........                 -        $           -
Steve Williamson..............             2,000               50,380
Mark Brown....................                 -                    -
Randy Harp....................                 -                    -
Kathleen S. Pinson............                 -                    -



Equity Compensation Plans
     The following table provides information with respect to our equity compensation plans as of December 31, 2008, (other than our tax qualified Employee Stock Ownership Plan designed to provide retirement benefits).

                                                                                            Number of securities
                                                                                           remaining available for
                                          Number of securities                              future issuance under
                                            to be issued upon        Weighted average        equity compensation
                                               exercise of          exercise price of         plans (excluding
                                          outstanding options,     outstanding options,    securities reflected in
                                           warrants and rights     warrants and rights           column (a))
             Plan Category                         (a)                       (b)                       (c)
----------------------------------------  ---------------------    --------------------    -------------------------
Equity compensation plans approved by
  security holders (1).................           42,500                  $  19.70                 1,346,252
Equity compensation plans not approved
  by security holders..................                -                      -                            -
Total..................................           42,500                  $  19.70                 1,346,252
-----------

(1) These stock options have been issued pursuant to our Stock Option Plan which has been approved by security holders. We do not expect to grant any additional options under this plan.

Nonqualified Deferred Compensation
     In 2002, we adopted, as part of our post-employment compensation policy for executive officers and certain managers, an unfunded, nonqualified deferred compensation plan, which permits our executive officers and other key employees to defer receipt of a portion of their annual compensation. Deferred amounts accrue hypothetical returns based on investment options selected by the participant. Deferred amounts are paid in cash based on the value of the investment option and are generally payable following termination of employment in a lump sum or in installments as elected by the participant, but the plan provides for distributions in the event of total disability or death and distributions upon a change in control. The plan also provides a death benefit of $500,000 payable to the beneficiary of each named executive officer participant in the plan if such officer dies before he is entitled to receive the benefits offered pursuant to such plan. Although the plan is unfunded and represents an unsecured liability of ours to the participants, we have purchased variable life insurance policies owned by us to insure the lives of the group of participants and to finance our obligations under the plan.

     A participant in the plan may elect to defer receipt of up to 75% of their base salary and up to 100% of their bonus compensation. Amounts deferred accrue hypothetical returns based upon investment options selected by the participant. These investment options generally include mutual funds representing various asset classes and each executive may change investment elections daily. Earnings (losses) on these mutual funds ranged from 5.1% to (48.4)% during the 12 months ended December 31, 2008. Under the plan, we promise to pay our executives the amounts of their compensation that the executives elected to defer plus the accrued returns. We may, in our sole discretion, make a discretionary make-up matching contribution to the deferral account of each participant in the deferred compensation plan who (1) had elective salary deferrals to the 401(k) plan in the maximum amount permitted under the 401(k) plan for the prior plan year, and (2) deferred an amount to the deferred compensation plan for the prior plan year. The amount of the discretionary make-up matching contribution made to the deferred compensation plan shall be determined to be any amount necessary
(a) to replace any lost benefit due to the participant's participation in the deferred comp plan and (b) to restore any matching contribution that would have been made on behalf of the participant under the 401(k) plan for such plan year but which could not be made because of any reduction in matching contributions under the 401(k) plan attributable to ADP testing limitations on the Participant's elective salary deferrals to the 401(k) Plan. During 2008, we made $32,580 in discretionary make-up matches and amounts attributable to our named executive officers are included in the table below.

     The participants in the plan are entitled to payments from the plan upon the earlier of: (i) reaching the age of 65, or in the case of Mr. Stonecipher, on November 6, 2012, (which was 10 years after adoption of the plan); (ii) disability; (iii) death; (iv) a change in control; or (v) termination of employment. Amounts payable to plan participants are payable in a lump sum or in annual installments (5, 10 or 15) as elected by the executive, although we may, at our discretion, pay the executive the lump sum to which such executive is entitled.

     We consider our nonqualified compensation plan as an important element of compensation payable to our executive officers. Because the plan is voluntary and primarily funded only by participant individual deferrals, we do not take into consideration amounts payable to a participating executive officer under the plan when making compensation decisions regarding such officer. The purpose of the deferred compensation plan is to provide our officers with an additional investment vehicle in which to achieve their long-term investment and other income tax planning goals in recognition of certain limitations on such individuals' participation in our defined contribution plan pursuant to federal income tax rules and regulations applicable to highly compensated individuals. Additionally, the plan was adopted to allow us to address the limitations on executive compensation imposed by Section 162(m) of the Internal Revenue Code.

The following table sets forth activity under the plan in 2008:

                                  Executive         Registrant       Aggregate                         Aggregate
                                Contributions     Contributions     Earnings in      Aggregate        Balance at
                                in Last Fiscal    in Last Fiscal    Last Fiscal     Withdrawals/      Last Fiscal
            Name                   Year (1)          Year (1)         Year(3)      Distributions       Year-End
----------------------------    --------------   ---------------    ------------   --------------   ---------------
Harland C. Stonecipher......     $   954,691       $    3,364        $  251,017     $     -          $   5,843,094
Steve Williamson............          11,965            1,702           (11,988)          -                 46,716
Mark Brown (2)..............               -                -                 -           -                      -
Randy Harp..................          89,894            5,622          (122,484)          -                302,087
Kathleen S. Pinson..........          15,803            2,199           (12,920)          -                 81,777

     (1) Amounts deferred at the election of the named individuals and discretionary make-up contributions by us pursuant to our nonqualified deferred compensation plan are included in the Summary Compensation Table above.

     (2)  Mr. Brown is not eligible to participate in the plan.

     (3) Earnings are based on the hypothetical investment options selected by each participant.

     As of December 31, 2008, we had an aggregate deferred compensation liability of $7.9 million, which is included in other non-current liabilities. At December 31, 2008, the cash value of the underlying insurance policies owned by us was $6.5 million and was included in other assets.

Defined Contribution Plan
     We offer a tax qualified defined contribution "401K" plan to all of our employees, including our executive officers, to provide a benefit payable to an employee or his heirs upon retirement, total disability, or death. Under the terms of the plan and subject to limitations of federal law, each of our employees can elect to defer a portion of his compensation and direct such deferrals to the investments offered under the plan, generally consisting of mutual funds in various asset classes as well as our common stock. Subject to the terms of the plan, we make discretionary matching cash contributions to the plan on behalf of the participant employees. Participants are immediately vested in their deferred contributions, but our contributions are subject to certain vesting requirements. By permitting employee deferrals to be invested in our common stock, we believe the interests of employees are aligned with the interest of shareholders. The Plan permits employees to diversify their investment in our common stock made with our contributions in accordance with federal law. Executive officers participate in the plan on the same basis as all other employees. Our 2008 contributions to the plan for the account of the named executive officers are included in the Summary Compensation Table set forth above.

Other  Potential  Post-Employment  Payments
     In addition to the other post-employment payments described above, our Chief Executive Officer is entitled to certain additional compensation under separate contractual arrangements as described below.

     Under the terms of his 1993 employment agreement, Mr. Stonecipher is entitled to a supplemental retirement benefit of $26,000 per year for ten years or until the date of his death, if earlier. In order to receive such payments, Mr. Stonecipher has agreed to make himself available to render advisory and consulting services to us and not to compete with us.

     In July 1984, we entered into a split dollar life insurance arrangement with Shirley A. Stonecipher, Mr. Stonecipher's wife, whereby we agreed to pay premiums on a life insurance policy covering Mr. Stonecipher. The face amount of the policy is $600,000 and Mrs. Stonecipher is the owner and beneficiary. Mrs. Stonecipher has an agreement with us whereby upon Mr. Stonecipher's death, the proceeds of the policy will be paid to us in an amount sufficient to reimburse premiums paid to date by us in addition to any supplemental retirement payments made pursuant to Mr. Stonecipher's employment contract. The time value of premiums paid pursuant to this agreement are included in Summary Compensation Table set forth above. Our obligation to pay the supplemental retirement benefit described above is subject to the continuation of split dollar life insurance agreement between us and Mrs. Stonecipher. If this agreement is terminated for any reason by either party, our obligation to pay the supplemental retirement benefit also terminates.

     Mr. Stonecipher's employment contract provides that if we terminate his employment for any reason (other than for Mr. Stonecipher's death or disability) or Mr. Stonecipher terminates his employment after a change of control of us (as defined in the agreement) or due to an uncured material breach of the agreement by us, we are required to pay Mr. Stonecipher a lump sum payment equal to the present value, using a 3% discount rate, of the total salary for the remaining term plus the supplemental retirement benefits, which are described in more detail above. If Mr. Stonecipher's employment is terminated by us due to his disability, we are required to pay the full amount of Mr. Stonecipher's salary to him for twelve weeks and 75% of the amount of his salary for the remaining term of the agreement subsequent to the initial twelve weeks. Additionally, if Mr. Stonecipher dies during his employment, we are obligated to pay his estate $5,000 plus the full amount of Mr. Stonecipher's salary for 26 weeks. As described above, Mr. Stonecipher's salary under the employment agreement is $157,755 and the maximum remaining term is one-year since the agreement is annually renewable on a year by year basis.

Change of Control
     There are no special benefits payable to the named executive officers by reason of a change in control other than such an event entitles the named executive officers who are participants in the deferred compensation plan to commence to receive payments as described under "Nonqualified Deferred Compensation."

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     John W. Hail, one of our directors, served as our Executive Vice President, Director and Agency Director from July 1986 through May 1988 and also served as Chairman of the Board of Directors of TVC Marketing, Inc., which was our exclusive marketing agent from April 1984 through September 1985. Pursuant to agreements between Mr. Hail and us entered into during the period in which Mr. Hail was one of our executive officers, Mr. Hail receives override commissions from renewals of certain Memberships initially sold by us during such period. During 2008, such override commissions on renewals together with new commission advances totaled $117,000. Mr. Hail also owns interests ranging from 12% to 100% in corporations not currently affiliated with us, including TVC Marketing, Inc., but which were engaged in the marketing of our legal service Memberships and which earn renewal commissions from Memberships previously sold. These entities earned renewal commissions of $491,000 during 2008 of which $257,000 was passed through as commissions to their sales agents. We expect these arrangements will continue in 2009 and thereafter.

     Our new office building contains two apartments, one for use by certain of our visitors and one for use by Mr. Stonecipher and his wife, for his convenience as well as to entertain visitors using the visitor apartment. The full Board, with Mr. Stonecipher abstaining, has approved the arrangements for the use of this apartment which require Mr. Stonecipher to pay rent to us at a rate of $1,000 per month, which exceeds the estimated fair market rental value based on an outside appraisal. Additionally, the full Board, with the exception of Mr. Stonecipher, has approved that Shirley Stonecipher, Mr. Stonecipher's wife, can continue to rent and use the apartment subsequent to Mr. Stonecipher's death.

     We require that any situation, transaction or relationship that gives rise to an actual or potential conflict of interest for our executive officers must be disclosed to the Board in writing. We may permit the conflicted transaction only if full disclosure is made and our interests are fully protected. We consider conflicted transactions to consist of any transaction in which the executive (1) causes us to engage in business transactions with relatives or friends or companies controlled or owned by our executives; (2) uses nonpublic information for personal gain by the executive, his relatives or his friends (including securities transactions based on such information); (3) has more than a nominal financial interest any entity with which we do business or compete;
(4) receives a loan, or guarantee of obligations, from us or a third party as a result of his position with us; (5) competes, or prepares to compete, with us while still employed by us; or (6) has a financial interest or potential for gain in any transaction with us (other than compensation arrangements we have approved).

     The preceding policy and examples of conflicted transactions are provided in our written Code of Business Conduct and Ethics and is available on our website at www.prepaidlegal.com.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock by each person (other than our directors and executive officers) known by us to be the beneficial owner of more than five percent of the issued and outstanding Common Stock. Unless otherwise noted, the information is based on Schedules 13D or 13G filed by the applicable beneficial owner with the SEC or other information provided to us by the beneficial owner as of December 31, 2008, which is the date such beneficial owners were required to report their ownership to the SEC.


                 Security Ownership of Certain Beneficial Owners

                                                                 Beneficial Ownership
                                                                 --------------------
                                                                  Number      Percent
                                                                    of           of
             Name and Address of Beneficial Owner                 Shares       Class
             ------------------------------------                -----------  -------
Thomas W. Smith (1).........................................      2,621,245     23.9
Scott J. Vassalluzzo (1)....................................      1,629,515     14.8
Steven M. Fischer (1) ......................................      1,544,415     14.1
Prescott Associates (1).....................................      1,014,675      9.2
Renaissance Technologies LLC and James H. Simons((2)).......        817,300      7.4
Robert S. Pitts, Jr. (3)....................................        805,604      7.3
Barclays Global Investors, NA. (4)..........................        615,804      5.6
---------------------

(1) Messrs. Smith and Vassalluzzo have the sole power to vote or to direct the vote of 823,930 and 9,000 shares of Common Stock, respectively, and to dispose or to direct the disposition of 1,011,830 and 20,100 shares of Common Stock, respectively. Mr. Fischer has the sole power to vote or to direct the vote and to dispose or direct the disposition of no shares. Idoya Partners and Prescott Associates have the sole power to vote or to direct the vote and the sole power to dispose or to direct the disposition of 488,434 and 1,014,675 shares of Common Stock, respectively. Of the 2,024,845 shares of Common Stock owned by the Managed Accounts, Messrs. Smith, Vassalluzzo and Fischer share the power to vote or to direct the vote of and dispose or to direct the disposition of 1,609,415, 1,609,415 and 1,544,415 shares of Common Stock, respectively. Idoya Partners and Prescott Associates do not share the power to vote or to direct the vote and dispose or to direct the disposition of any Common Stock. The address of Smith, Vassalluzzo, Fischer and Prescott is 323 Railroad Avenue, Greenwich CT 06830. Information is as of March 24, 2009.

(2) Included in the shares of Common Stock indicated as beneficially owned by Renaissance Technologies LLC ("Renaissance") and its controlling person, James H. Simons ("Simons") in Renaissance's capacity as an investment advisor are 817,300 shares as to which they have sole voting power and 817,300 shares as to which they have sole dispositive power. The address of Renaissance and Simons is 800 Third Avenue, New York, NY 10022.

(3)  Included in the shares of Common Stock indicated as  beneficially  owned by
     Robert S. Pitts, Jr. ("Pitts") are 699,079 shares beneficially owned by Steadfast Capital Management LP, a Delaware limited partnership (the "Investment Manager"), 106,525 shares beneficially owned by Steadfast Advisors LP, a Delaware limited partnership (the "Managing General Partner"), 106,525 shares beneficially owned by Steadfast Capital, L.P., a Delaware limited partnership ("Steadfast Capital"), 221,411 shares beneficially owned by American Steadfast, L.P., a Delaware limited partnership ("American Steadfast"); 477,668 shares beneficially owned by Steadfast International Ltd., a Cayman Island exempted company (the "Offshore Fund"); 699,079 shares beneficially owned by Steadfast GP LLC, a Delaware limited liability company (the "IM General Partner"); 106,525 shares beneficially owned by Steadfast GP Holdings LLC, a Delaware limited liability company (the "MGP General Partner"). The Investment Manager, the IM General Partner and Mr. Pitts have shared power to vote or direct the vote of 699,079 shares of Common Stock. Steadfast Capital has shared power with the Managing General Partner, the MGP General Partner and Mr. Pitts to vote or direct the vote of the 106,525 shares of Common Stock held by the Steadfast Capital. American Steadfast has shared power with the Investment Manager, the IM General Partner and Mr. Pitts to vote or direct the vote of the 221,411 shares of Common Stock held by American Steadfast. The Offshore Fund has shared power with the Investment Manager, the IM General Partner and Mr. Pitts to vote or direct the vote of the 477,668 shares of Common Stock held by the Offshore Fund. The business address of each of Pitts, the Investment Manger, the Managing General Partner, Steadfast Capital and American Steadfast is 767 Fifth Avenue, 6th Floor, New York, NY 10153. The business address of the Offshore Fund is c/o Appleby Corporate Services (Cayman) Limited, P. O. Box 1350 GT, George Town, Grand Cayman, Cayman Islands.

(4) Included in the shares of Common Stock indicated as beneficially owned by Barclays Global Investors, NA ("Barclays") are 294,086 shares beneficially owned by Barclays as to which they have sole dispositive power of which they have sole voting power for 257,599 shares. Also included are 316,373 shares beneficially owned by Barclays Global Fund Advisors ("Advisors") as to which they have sole dispositive power of which they have sole voting power for 230,473 shares and 5,345 shares beneficially owned by Barclays Global Investors, Ltd. ("Investors") as to which they have sole dispositive power of which they have sole voting power for 465 shares. The business address of Barclays and Advisors is 400 Howard Street, San Francisco, CA 94105 and the business address for Investors is 1 Royal Mint Court, London, EC3N 4HH.

     The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock as of March 24, 2009 by (a) each of our directors or nominee for director (b) each of the named executive officers, and (c) all of our directors, nominee and named executive officers as a group.

          Security Ownership of Directors and Named Executive Officers

                                                                            Beneficial Ownership (1)
                                                                            --------------------------
                                                                                Number        Percent
                                                                                  of            of
               Name of Director or Named Executive Officer                      Shares         Class
               -------------------------------------------                  ----------------  --------
Harland C. Stonecipher, One Pre-Paid Way, Ada, Oklahoma 74820...........        897,796 (2)      8.2
Steve Williamson........................................................         11,319 (3)      *
Mark Brown..............................................................          2,152 (4)      *
Randy Harp..............................................................         64,844 (5)      *
Kathleen S. Pinson......................................................         47,979 (6)      *
Orland G. Aldridge......................................................              -          -
Martin H. Belsky........................................................            350          *
Peter K. Grunebaum......................................................          1,400          *
John W. Hail............................................................            512          *
Duke R. Ligon...........................................................              -          -
Thomas W. Smith.........................................................      2,621,245 (7)     23.9
All directors, nominees and executive officers as a group (11 persons)..      3,647,597 (8)     33.1
-----------------

* Less than 1%.

(1) Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The percentage of ownership for each person is calculated in accordance with rules of the SEC without regard to shares of Common Stock issuable upon exercise of outstanding stock options, except that any shares a person is deemed to own by having a right to acquire by exercise of an option are considered outstanding solely for purposes of calculating such person's percentage ownership.

(2) Included in the shares of Common Stock indicated as beneficially owned by Mr. Stonecipher are 874,877 shares as to which he has shared voting and shared dispositive power with his wife and 22,919 shares owned under the ESOP as to which Mr. Stonecipher has sole voting power, but shared dispositive power.

(3) Includes 2,947 shares owned under the ESOP as to which Mr. Williamson has sole voting power, but shared dispositive power, 372 shares held in an individual retirement account and 8,000 shares issuable upon exercise of outstanding options.

(4) Includes 2,152 shares owned under the ESOP as to which Mr. Brown has sole voting power, but shared dispositive power.

(5) Includes 19,999 shares owned under the ESOP as to which Mr. Harp has sole voting power, but shared dispositive power, and 30,000 shares issuable upon exercise of outstanding options.

(6) Includes 21,286 shares owned under the ESOP as to which Ms. Pinson has sole voting power, but shared dispositive power. Also, includes 4,672 shares owned under the ESOP by Ms. Pinson's husband, also one of our employees, as to which he has sole voting power, but shared dispositive power. Ms. Pinson disclaims beneficial ownership of shares that are owned by her husband.

(7)  See "Security Ownership of Certain Beneficial Owners" above.

(8) Includes 38,000 shares issuable upon exercise of outstanding options and 73,975 shares owned under the ESOP as to which the respective executive officers and directors have sole voting power, but shared dispositive power.

                COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. We are required to disclose delinquent filings of reports by such persons during 2008. Based on a review of the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that during 2008 all Section 16(a) filing requirements applicable to our executive officers, directors and 10% shareholders were met except for a Form 4 for May 2008 for Mr. Grunebaum, a director of the Company, relating to one transaction of 500 shares which was inadvertently filed four days late due to an administrative error by Mr. Grunebaum.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Grant Thornton served as our independent registered public accounting firm for the year ended December 31, 2008 and has been selected by our Audit Committee to continue in 2009. Representatives of Grant Thornton are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                          ANNUAL REPORT TO SHAREHOLDERS

     Our Annual Report to Shareholders for the year ended December 31, 2008, including audited financial statements, accompanies this Proxy Statement. The Annual Report is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC is available without charge to any of our shareholders who request a copy in writing from us, Attn. Janice Stinson, Investor Relations, One Pre-Paid Way, Ada, Oklahoma 74820.

                    PROPOSALS OF SHAREHOLDERS AND NOMINATIONS

     The Board of Directors will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. Such proposals must comply with the applicable requirements of the SEC and our bylaws. Under our bylaws, a notice of intent of a shareholder to bring any matter before a meeting shall be made in writing and received by our Secretary not more than 150 days and not less than 90 days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice shall be received by our Secretary not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders. Every such notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to bring up any matter; (b) a representation that the shareholder is a registered holder of our voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice; (c) with respect to notice of an intent to make a nomination, a description of all understandings among the shareholder and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by our Board of Directors; and
(d) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as one of our directors, if elected. All shareholder proposals should be sent to our Secretary at One Pre-Paid Way, Ada, Oklahoma 74820.

     A  shareholder   proposal  submitted  pursuant  to  Rule  14a-8  under  the
Securities Exchange Act of 1934 and intended to be included in our proxy statement relating to the 2010 Annual Meeting must be received no later than December 8, 2009. To be considered for presentation at the 2010 Annual Meeting, although not included in the Proxy Statement for such meeting, a proposal must be received within the time period set forth in our bylaws as described above. In addition, the proxy solicited by the Board of Directors for the 2010 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2010 Annual Meeting unless we are provided with notice of such proposal no later than ninety days prior to the date of the 2010 annual meeting.

     The nominating committee has a charter which is posted on our website at www.prepaidlegal.com. The nominating committee has not adopted a separate policy relating to nomination of directors by shareholders because the procedure for nomination is governed by our bylaws described above. The criteria for nomination of directors are set forth in the nominating committee charter and the charter does not address specific minimum qualifications or skills that a nominee or board member must have. The process used by the nominating committee for identifying and evaluating nominees for our board consists of reviewing qualifications of candidates suggested by management, other board members or shareholders, including personal interviews of the candidate. The specific requirements for nominees from shareholders provided by our bylaws described above are required to be followed. We have not previously received nominees from shareholders and, accordingly, are unable to determine whether the process for evaluation of shareholder nominees differs from the process for evaluation of other nominees.

                                  OTHER MATTERS

     Our Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended that the proxy solicited hereby be voted as to any such matter in accordance with the recommendations of our Board of Directors.



                                VOTE BY INTERNET - www.proxyvote.com
                                Use  the  Internet  to  transmit   your   voting
PRE-PAID LEGAL SERVICES, INC.   instructions   and   for electronic  delivery of
ONE PRE-PAID WAY                information  up  until  11:59 P.M.  Eastern Time
ADA, OKLAHOMA 74820-5813        the day before the cut-off date or meeting date.
                                Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                                ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
                                If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy state-ments, proxy cards and annual reports electroni-cally via e-mail or the Internet. To sign up for electronic delivery, please follow the instruc-tions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

                                VOTE BY PHONE - 1-800-690-6903
                                Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                VOTE BY MAIL

                                Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.








TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                      KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------
                                                                                 DETACH AND RETURN THIS PORTION ONLY
               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

-----------------------------------------------------------------------------------------------------------------------
|                                                                                                                     |
|                                                                                                                     |
|  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU                                                                         |
|  VOTE "FOR" THE FOLLOWING.                                                                                          |
|                                                                                                                     |
|                                                   For    Withhold   For All  To withhold authority to vote for any  |
|                                                   All       All     Except   individual nominee(s), mark  "For All  |
|                                                                              Except" and write the number(s)of the  |
|                                                                              nominee(s) on the line below.          |
|                                                   __         __        __                                           |
|  1.  Election of directors:                      |__|       |__|      |__|   ____________________________________   |
|                                                                                                                     |
|      Nominees                                                                                                       |
|                                                                                                                     |
|      (01)  John W. Hail  (02)  Thomas W. Smith                                                                      |
|                                                                                                                     |
|  The Board of Directors recommends you vote FOR the following proposal(s).                                          |
|                                                                                                                     |
|  2.  Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm.               |
|                                                                               For         Against     Abstain       |
|                                                                                __            __          __         |
|                                                                               |__|          |__|        |__|        |
|                                                                                                                     |
|  Such other business as may properly come before the meeting or any adjournment thereof.                            |
|                                                                                                                     |
|  The shares represented by this proxy when properly executed will be voted in the manner directed  herein by the    |
|  undersigned Shareholder(s).  If no direction is made, this proxy will be voted FOR items 1 and 2.  If any other    |
|  matters properly come before the meeting, or if cumulative voting is required,  the person  named in this proxy    |
|  will vote in their discretion.                                                                                     |
|                                                                                                                     |
|                                                                                                                     |
|   ---------------------------------------------------    ---------------------------------------------------        |
|   |                                     |           |     |                                      |         |        |
|   ---------------------------------------------------    ---------------------------------------------------        |
|     Signature (PLEASE SIGN WITHIN BOX     Date               Signature (PLEASE SIGN WITHIN BOX     Date             |
|                                                                                                                     |
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
|                                                                                                                     |
|                                                                                                                     |
|                                     PRE-PAID LEGAL SERVICES, INC.                                                   |
|                                                                                                                     |
|                           This Proxy Solicited on Behalf of the Board of Directors                                  |
|                                                                                                                     |
|                                    Annual Meeting of the Shareholders                                               |
|                                                                                                                     |
|                                          Friday, May 22, 2009                                                       |
|                                                                                                                     |
|       The shareholders of Pre-Paid Legal Services, Inc., an Oklahoma corporation, hereby  acknowledges  receipt of  |
|  the Notice of Shareholders and Proxy Statement, each dated March 24, 2009,  and  hereby  appoints Randy  Harp and  |
|  Kathleen S.  Pinson, or either of them, as  proxies and attorney-in-fact, with full power to each of substitution  |
|  on behalf and in the name of the  undersigned,  to  represent  the  undersigned  at  our 2009  Annual  Meeting of  |
|  Shareholders, to be held  in the Liberty Auditorium at  our corporate  offices located at One Pre-Paid Way in Ada, |
|  Oklahoma, on Friday,  May 22,  2009, at 1:00 p.m.,  local time,  and at  any adjournment thereof, and to vote all  |
|  shares of our Common Stock which the undersigned  would be entitled  to vote if then and there personally present  |
|  on the matters set forth on the reverse side.                                                                      |
|                                                                                                                     |
|  THIS  PROXY  WILL  BE VOTED AS  DIRECTED OR,  IN  NO  CONTRARY  DIRECTION  IS  INDICATED, WILL BE VOTED "FOR" THE  |
|  NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEM 2.  IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING  |
|  OR IF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED IN THE  PROXY STATEMENT FOR  ELECTION  AS DIRECTORS ARE UNABLE  |
|  TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY WILL BE VOTED IN ACCORDANCE  WITH THE RECOMMENDATIONS OF THE  |
|  BOARD ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE BOARD MAY RECOMMEND.                                  |
|                                                                                                                     |
|                   PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE                      |
|                                                                                                                     |
|                                                                                                                     |
-----------------------------------------------------------------------------------------------------------------------








         APPENDIX TO PROXY STATEMENT OF PRE-PAID LEGAL SERVICES, INC.
               CONTAINING SUPPLEMENTAL INFORMATION REQUIRED TO BE
               PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

     The following is information required to be provided to the Securities and Exchange Commission in connection with our Definitive Proxy Materials in connection with our 2009 Annual Meeting of Shareholders. This information is not deemed to be a part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

     1. We plan to mail the definitive Proxy Materials to our shareholders on or about April 7, 2009.